Exhibit 10.3

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is entered into as of this 28th day of April, 2016 (the “Execution Date”), by and between 34175 ARDENWOOD VENTURE, LLC, a Delaware limited liability company (“Landlord”), and ARDELYX, INC., a Delaware corporation (“Tenant,” formerly known as Nteryx, Inc.).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of August 8, 2008, as amended by that certain First Amendment to Lease dated as of December 20, 2012 and that certain Second Amendment to Lease dated as of September 5, 2014 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Existing Premises”) from Landlord at 34175 Ardenwood Boulevard in Fremont, California (the “Building”);

B. WHEREAS, Landlord and Tenant desire to expand the Existing Premises and to extend the Term of the Lease; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Third Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Third Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Third Amendment. In addition to the Existing Premises, the “Premises,” as used in the Lease, shall include (a) the Third Amendment Additional Premises from and after the Third Amendment Additional Commencement Date, (b) the Additional First Floor Premises from and after the Additional First Floor Commencement Date, and (c) the Additional Second Floor Premises from and after the Additional Second Floor Commencement Date.

2. Condition Precedent. The rights and obligations of Tenant (or the modifications thereof) and the obligations of Landlord (or the modifications thereof) set forth in Articles 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 and the Third Amendment Work Letter (as defined below) (collectively, the “Contingent Provisions”) are expressly conditioned and contingent upon (and will not become effective unless and until) the occurrence of the Third Amendment Additional Commencement Date. In the event the Lease with respect to the Contingent Provisions only terminates pursuant to and in accordance with Article 3, then the Contingent Provisions shall automatically become null and void and of no further force or effect.

BioMed Realty form dated 3/27/15

3. Termination Right on Contingent Provisions for Failure to Deliver Third Amendment Additional Premises. Notwithstanding anything to the contrary in the second (2nd ) sentence of Section 5.1, in the event Landlord has not tendered possession of the Third Amendment Additional Premises (as defined below) on or before August 1, 2016 (such date, as shall be extended on a day-for-day basis as a result of any Force Majeure and/or any delay caused by any action or inaction of Tenant, the “Outside Date”) then, as Tenant’s sole and exclusive remedy, Tenant may notify Landlord of its intent to terminate the Lease with respect to the Contingent Provisions only by providing written notice thereof (the “Termination Notice”) to Landlord no later than five (5) days after the Outside Date, in which case, upon Landlord’s receipt of the Termination Notice within such time period (and provided Landlord does not actually tender possession of the Third Amendment Additional Premises to Tenant prior to the Termination Date within Landlord’s cure period as described below), the Lease with respect to the Contingent Provisions only shall automatically terminate and be of no further force or effect as of the date (as the same shall be extended on a day-for-day basis as a result of Force Majeure and/or any delay caused by any action or inaction of Tenant, the “Termination Date”) that is thirty (30) days after the Outside Date (provided that, if Landlord actually tenders possession of the Third Amendment Additional Premises to Tenant prior to the Termination Date, then the Termination Notice shall be null and void and the Lease with respect to the Contingent Provisions shall not terminate and shall thereafter be in full force and effect). If the Lease with respect to the Contingent Provisions only terminates pursuant to this Section, Landlord and Tenant shall be relieved of their respective obligations under the Lease with respect to the Contingent Provisions only, except with respect to those obligations set forth in the Lease that expressly survive the expiration or earlier termination thereof (for purposes of clarity, the Lease with respect to the Existing Premises is not subject to the termination right set forth in this Section and, notwithstanding any termination of the Lease with respect to the Contingent Provisions only in accordance with this Section, the Lease with respect to the Existing Premises shall continue in full force and effect). Time is of the essence with respect to the time periods set forth in this Section. If Tenant does not provide the Termination Notice to Landlord within the five (5) day period required by this Section, then Tenant shall be deemed to have waived such termination right.

4. Extension Term. Effective as of the Third Amendment Additional Commencement Date, the Term of the Existing Lease is hereby extended for twenty-four (24) months and, therefore, the Term Expiration Date is hereby amended to mean September 10, 2021. The period commencing on September 11, 2019 and ending on the new Term Expiration Date shall be referred to herein as the “Third Amendment Extension Term.” Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Existing Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the first day of the Third Amendment Extension Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Existing Premises for Tenant’s continued occupancy for the Third Amendment Extension Term or to pay for any improvements to the Existing Premises.

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5. Third Amendment Additional Premises. Commencing as of the Third Amendment Additional Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain space consisting of approximately sixteen thousand four hundred ninety-three (16,493) square feet of Rentable Area located on the first (1st) floor of the Building (as more particularly described on Exhibit A attached hereto, the “Third Amendment Additional Premises”). Tenant acknowledges that the Third Amendment Additional Premises is currently (as of the Execution Date) leased to another tenant (the “Prior Tenant”) and such lease (the “Prior Tenant Lease”) is currently (as of the Execution Date) scheduled to expire on April 30, 2016. To Landlord’s actual knowledge (without any duty of investigation), the Prior Tenant did not provide written notice to Landlord electing to exercise Prior Tenant’s option under the Prior Tenant Lease to extend the term of the Prior Tenant Lease with respect to the Third Amendment Additional Premises beyond April 30, 2016 in the time period required under the Prior Tenant Lease. Landlord shall have no obligation to tender possession of the Third Amendment Additional Premises to Tenant prior to (a) the expiration or termination of the Prior Tenant Lease and (b) Prior to Tenant’s surrender of the Third Amendment Additional Premises in accordance with the terms of the Prior Tenant Lease. From and after the Third Amendment Additional Commencement Date, the Rentable Area of the entire Premises (i.e., the Existing Premises plus the Third Amendment Additional Premises) will equal fifty-six thousand two hundred seventy-four (56,274) square feet.

5.1. Third Additional Commencement Date. Tenant shall lease the Third Amendment Additional Premises effective as of the date (the “Third Amendment Additional Commencement Date”) that Landlord tenders possession of the Third Amendment Additional Premises to Tenant. Landlord will use commercially reasonable efforts to tender possession of the Third Amendment Additional Premises by May 1, 2016 (the “Estimated Third Amendment Additional Commencement Date”); provided, however, that Tenant agrees that in the event Landlord does not tender possession of the Third Amendment Additional Premises on or before the Estimated Third Amendment Additional Commencement Date for any reason (including any holdover by the Prior Tenant of the Third Amendment Additional Premises or any failure of the Prior Tenant to surrender the Third Amendment Additional Premises in the condition required by the Prior Tenant’s lease with Landlord), then (y) this Third Amendment shall not be void or voidable and (z) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. If possession is delayed by action of Tenant, then the Third Amendment Additional Commencement Date shall be the date that the Third Amendment Additional Commencement Date would have occurred but for such delay. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Third Amendment Additional Commencement Date within ten (10) business days after Tenant takes occupancy of the Third Amendment Additional Premises, in the form attached as Exhibit E hereto (the “Acknowledgement”). Failure to execute and deliver the Acknowledgment, however, shall not affect the Third Amendment Additional Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or similar governmental licensing required for the Permitted Use shall not extend the Third Amendment Additional Commencement Date. Effective as of the Third Amendment Additional Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Third Amendment Additional Premises.

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5.2. Third Amendment Additional Premises Term. The Term with respect to the Third Amendment Additional Premises shall commence on the Third Amendment Additional Commencement Date and shall thereafter be coterminous with the Term for the Existing Premises, such that the Term with respect to the Third Amendment Additional Premises and the Existing Premises shall expire on the new Term Expiration Date (as modified in Section 4 above).

5.3. Condition of Third Amendment Additional Premises. Tenant acknowledges that (a) it is fully familiar with the condition of the Third Amendment Additional Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the Third Amendment Additional Commencement Date, (b) neither Landlord nor any agent of Landlord has made (and neither Landlord nor any agent of Landlord hereby makes) any representation or warranty of any kind whatsoever, express or implied, regarding the Third Amendment Additional Premises, including (without limitation) any representation or warranty with respect to the condition of the Third Amendment Additional Premises or with respect to the suitability of the Third Amendment Additional Premises for the conduct of Tenant’s business and (c) Landlord shall have no obligation to alter, repair or otherwise prepare the Third Amendment Additional Premises for Tenant’s occupancy of the Third Amendment Additional Premises or to pay for any improvements to the Third Amendment Additional Premises, other than the Initial Third Amendment TI Allowance (as defined below). The Third Amendment Additional Premises have not undergone inspection by a Certified Access Specialist (as defined in California Civil Code Section 55.52). Tenant’s taking possession of the Third Amendment Additional Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Third Amendment Additional Premises were at such time in good, sanitary and satisfactory condition and repair.

6. Additional First Floor Premises. Commencing as of the Additional First Floor Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain space consisting of approximately five thousand five hundred ten (5,510) square feet of Rentable Area located on the first (1st) floor of the Building (as more particularly described on Exhibit B attached hereto, the “Additional First Floor Premises”). Tenant acknowledges that a portion of the Additional First Floor Premises (such portion, the “First Floor FP Premises”) is currently (as of the Execution Date) leased to another tenant (“FP”), and such lease (the “FP Lease”), with respect to the First Floor FP Premises only, is currently (as of the Execution Date) scheduled to terminate on the later of (a) May 31, 2016 and (b) the date that is ten (10) days after the day that Landlord delivers written notice to FP that the Third Amendment Additional Commencement Date has occurred. Landlord shall have no obligation to tender possession of the Additional First Floor Premises to Tenant prior to (x) the expiration or termination of the FP Lease (with respect to the First Floor FP Premises only), (y) FP’s surrender of the First Floor FP Premises in accordance with the terms of the FP Lease and (z) the actual Third Amendment Additional Commencement Date. From and after the Additional First Floor Commencement Date, the Rentable Area of the entire Premises (i.e., the Existing Premises plus the Third Amendment Additional Premises plus the Additional First Floor Premises) will equal sixty-one thousand seven hundred eighty-four (61,784) square feet.

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6.1. Additional First Floor Commencement Date. Tenant shall lease the Additional First Floor Premises effective as of the date (the “Additional First Floor Commencement Date”) that Landlord tenders possession of the Additional First Floor Premises to Tenant; provided that, Landlord shall have no obligation to and shall not be permitted to tender possession of the Additional First Floor Premises to Tenant prior to the actual Third Amendment Additional Commencement Date. Subject to the immediately preceding sentence and the penultimate sentence of Section 6, Landlord will use commercially reasonable efforts to tender possession of the Additional First Floor Premises by the date (the “Estimated Additional First Floor Commencement Date”) that is the later of (a) June 1, 2016 and (b) fifteen (15) days after the date that the FP Lease with respect to the First Floor FP Premises terminates; provided, however, that Tenant agrees that in the event Landlord does not tender possession of the Additional First Floor Premises on or before the Estimated Additional First Floor Commencement Date for any reason (including any holdover by FP of the First Floor FP Premises or any failure of FP to surrender the First Floor FP Premises in the condition required by the FP Lease), then (y) this Third Amendment shall not be void or voidable and (z) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. If possession is delayed by action of Tenant, then the Additional First Floor Commencement Date shall be the date that the Additional First Floor Commencement Date would have occurred but for such delay. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Additional First Floor Commencement Date within ten (10) business days after Tenant takes occupancy of the Additional First Floor Premises, in the form attached as Exhibit E hereto (the “Acknowledgement”). Failure to execute and deliver the Acknowledgment, however, shall not affect the Additional First Floor Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or similar governmental licensing required for the Permitted Use shall not extend the Additional First Floor Commencement Date. Effective as of the Additional First Floor Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises, as expanded by the Third Amendment Additional Premises and as further expanded by the Additional First Floor Premises. Notwithstanding anything in this Third Amendment to the contrary, Landlord’s obligation to timely tender possession of the Additional First Floor Premises shall be subject to extension on a day-for-day basis as a result of Force Majeure.

6.2. Additional First Floor Premises Term. The Term with respect to the Additional First Floor Premises shall commence on the Additional First Floor Commencement Date and shall thereafter be coterminous with the Term for the Existing Premises and the Third Amendment Additional Premises, such that the Tenn with respect to the Additional First Floor Premises, the Third Amendment Additional Premises and the Existing Premises shall expire on the new Term Expiration Date (as modified in Section 4 above).

6.3. Condition of Additional First Floor Premises. Tenant acknowledges that (a) it is fully familiar with the condition of the Additional First Floor Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the Additional First Floor Commencement Date, (b) neither Landlord nor any agent of Landlord has made (and neither Landlord nor any agent of Landlord hereby makes) any representation or warranty of any kind whatsoever, express or implied, regarding the Additional First Floor Premises, including (without limitation) any representation or warranty with respect

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to the condition of the Additional First Floor Premises or with respect to the suitability of the Additional First Floor Premises for the conduct of Tenant’s business and (c) Landlord shall have no obligation to alter, repair or otherwise prepare the Additional First Floor Premises for Tenant’s occupancy of the Additional First Floor Premises or to pay for any improvements to the Additional First Floor Premises, other than the Additional Third Amendment TI Allowance (as defined below). The Additional First Floor Premises have not undergone inspection by a Certified Access Specialist (as defined in California Civil Code Section 55.52). Tenant’s taking possession of the Additional First Floor Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Additional First Floor Premises were at such time in good, sanitary and satisfactory condition and repair.

7. Additional Second Floor Premises. Commencing as of the Additional Second Floor Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain space consisting of approximately ten thousand seven hundred sixteen (10,716) square feet of Rentable Area located on the second (2nd) floor of the Building (as more particularly described on Exhibit C attached hereto, the “Additional Second Floor Premises”). Tenant acknowledges that the Additional Second Floor Premises is currently (as of the Execution Date) leased to FP, and the FP Lease, with respect to the Additional Second Floor Premises only, is currently (as of the Execution Date) scheduled to expire on August 31, 2019. Landlord shall have no obligation to tender possession of the Additional Second Floor Premises to Tenant prior to (a) the expiration or termination of the FP Lease (with respect to the Additional Second Floor Premises only) and (b) FP’s surrender of the Additional Second Floor Premises in accordance with the terms of the FP Lease. From and after the Additional Second Floor Commencement Date, the Rentable Area of the entire Premises (i.e., the Existing Premises plus the Third Amendment Additional Premises plus the Additional First Floor Premises plus the Additional Second Floor Premises) will equal seventy-two thousand five hundred (72,500) square feet.

7.1. Additional Second Floor Commencement Date. Tenant shall lease the Additional Second Floor Premises effective as of the date (the “Additional Second Floor Commencement Date”) that Landlord tenders possession of the Additional Second Floor Premises to Tenant with no Material Failure of Delivery Condition (as defined below). Subject to the immediately preceding sentence and the penultimate sentence of Section 7, Landlord will use commercially reasonable efforts to tender possession of the Additional Second Floor Premises by September 1, 2019 (the “Estimated Additional Second Floor Commencement Date”); provided, however, that Tenant agrees that in the event Landlord does not tender possession of the Additional Second Floor Premises with no Material Failure of Delivery Condition on or before the Estimated Additional Second Floor Commencement Date for any reason (including any holdover by FP of the Additional Second Floor Premises or any failure of FP to surrender the Additional Second Floor Premises in the condition required by the FP Lease), then (y) this Third Amendment shall not be void or voidable and (z) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but Landlord shall have the obligations expressly set forth in Section 7.3(a) below, and Tenant shall have the rights expressly set forth in Section 7.4 below. If possession is delayed by action of Tenant, then the Additional Second Floor Commencement Date shall be the date that the Additional Second Floor Commencement Date would have occurred but for such delay. Tenant shall execute and deliver to Landlord written acknowledgment of the actual

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Additional Second Floor Commencement Date within ten (10) business days after Landlord delivers possession of the Additional Second Floor Premises with no Material Failure of Delivery Condition, in the form attached as Exhibit E hereto (the “Acknowledgement”). Failure to execute and deliver the Acknowledgment, however, shall not affect the Additional Second Floor Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or similar governmental licensing required for the Permitted Use shall not extend the Additional Second Floor Commencement Date. Effective as of the Additional Second Floor Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises, as expanded by the Third Amendment Additional Premises, as further expanded by the Additional First Floor Premises and as further expanded by the Additional Second Floor Premises. Notwithstanding anything in this Third Amendment to the contrary, Landlord’s obligation to timely tender possession of the Additional Second Floor Premises with no Material Failure of Delivery Condition shall be subject to extension on a day-for-day basis as a result of Force Majeure.

7.2. Additional Second Floor Premises Term. The Term with respect to the Additional Second Floor Premises shall commence on the Additional Second Floor Commencement Date and shall thereafter be coterminous with the Term for the Existing Premises, the Third Amendment Additional Premises and the Additional First Floor Premises, such that the Term with respect to the entire Premises (i.e., the Additional Second Floor Premises, the Additional First Floor Premises, the Third Amendment Additional Premises and the Existing Premises) shall expire on the new Term Expiration Date (as modified in Section 4 above).

7.3. Condition of Additional Second Floor Premises. Tenant acknowledges that, except to the extent set forth in Section 7.3(a) below, (a) neither Landlord nor any agent of Landlord has made (and neither Landlord nor any agent of Landlord hereby makes) any representation or warranty of any kind whatsoever, express or implied, regarding the Additional Second Floor Premises, including (without limitation) any representation or warranty with respect to the condition of the Additional Second Floor Premises or with respect to the suitability of the Additional Second Floor Premises for the conduct of Tenant’s business and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Additional Second Floor Premises for Tenant’s occupancy of the Additional Second Floor Premises or to pay for any improvements to the Additional Second Floor Premises. The Additional Second Floor Premises have not undergone inspection by a Certified Access Specialist (as defined in California Civil Code Section 55.52). Tenant’s taking possession of the Additional Second Floor Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Additional Second Floor Premises were at such time in good, sanitary and satisfactory condition and repair.

(a) Landlord shall tender possession of the Additional Second Floor Premises to Tenant broom clean, in as good a condition as on the Execution Date (subject to ordinary wear and tear), with FP’s personal property removed and any damage caused by such removal repaired, and with the structural and exterior portions of the Building, including roofing and covering materials, structural slabs, exterior walls, plumbing, fire sprinkler systems, elevators, base Building HVAC systems (up to the first damper or isolation valve) and base Building

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electrical systems in good working order and condition (the “Delivery Condition”). If the Delivery Condition is not satisfied in any material respect on the date that Landlord tenders possession of the Additional Second Floor Premises to Tenant, then Tenant shall promptly (but in any event within thirty (30) days) deliver written notice of such failure to Landlord, describing the nature of such failure in reasonable detail (a “Repair Notice”), and Landlord shall promptly make any repairs reasonably necessary to correct such failure detailed in the Repair Notice. If the failure to comply with the Delivery Condition substantially interferes (or would substantially interfere) with Tenant’s use and occupancy of a material portion of the Additional Second Floor Premises for the Permitted Use (a “Material Failure of Delivery Condition”), then the Additional Second Floor Commencement Date shall not be deemed to have occurred until Landlord shall have cured such substantial interference, provided that, in any event, Landlord shall diligently pursue such repairs reasonably necessary to correct such failure. If the failure to comply with the Delivery Condition does not constitute a Material Failure of Delivery Condition, then the Additional Second Floor Commencement Date shall be deemed to have occurred on the date that Landlord delivered possession of the Additional Second Floor Premises to Tenant, but Landlord shall diligently pursue such repairs reasonably necessary to correct such failure. Landlord shall not have any obligations or liabilities in connection with the condition of the Additional Second Floor Premises except for the express repair obligations (and only under the express conditions) set forth in this Section 7.3(a). For the sake of clarity, in no event shall anything in this Section 7.3(a) be construed to relieve Tenant of any costs or obligations related to the normal operation, repairs and maintenance of the relevant systems and equipment that serve the Additional Second Floor Premises. Time is of the essence with respect to the delivery of the Repair Notice and in the event Landlord does not receive a Repair Notice from Tenant on or before the date that is thirty (30) business days after delivery of possession of the Additional Second Floor Premises to Tenant, it shall be conclusively established that as of the Additional Second Floor Commencement Date, the Additional Second Floor Premises was in the Delivery Condition.

7.4. Termination Right on Additional Second Floor Premises for Failure to Deliver Additional Second Floor Premises. Notwithstanding anything to the contrary in the second (2nd) sentence of Section 7.1, in the event Landlord has not tendered possession of the Additional Second Floor Premises with no Material Failure of Delivery Condition on or before December 1, 2019 (such date, as shall be extended on a day-for-day basis as a result of any Force Majeure and/or any delay caused by any action or inaction of Tenant, the “Second Outside Date”), then, as Tenant’s sole and exclusive remedy, Tenant may notify Landlord of its intent to terminate the Lease with respect to the Additional Second Floor Premises only by providing written notice thereof (the “Second Termination Notice”) to Landlord no later than five (5) days after the Second Outside Date, in which case, upon Landlord’s receipt of the Second Termination Notice within such time period (and provided Landlord does not actually tender possession of the Additional Second Floor Premises to Tenant prior to the Second Termination Date within Landlord’s cure period as described below), the Lease with respect to the Additional Second Floor Premises only shall automatically terminate and be of no further force or effect as of the date (as the same shall be extended on a day-for-day basis as a result of Force Majeure and/or any delay caused by any action or inaction of Tenant, the “Second Termination Date”) that is thirty (30) days after the Second Outside Date (provided that, if Landlord actually tenders possession of the Additional Second Floor Premises to Tenant with no Material Failure of Delivery Condition prior to the Second Termination Date, then the Second Termination Notice

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shall be null and void and the Lease with respect to the Additional Second Floor Premises shall not terminate and shall thereafter be in full force and effect). If the Lease with respect to the Additional Second Floor Premises only terminates pursuant to this Section, Landlord and Tenant shall be relieved of their respective obligations under the Lease with respect to the Additional Second Floor Premises only, except with respect to those obligations set forth in the Lease that expressly survive the expiration or earlier termination thereof (for purposes of clarity, the Lease with respect to all other portions of the Premises (i.e., the Existing Premises, Third Amendment Additional Premises and Additional First Floor Premises) is not subject to the termination right set forth in this Section and, notwithstanding any termination of the Lease with respect to the Additional Second Floor Premises only in accordance with this Section, the Lease with respect to all other portions of the Premises (i.e., the Existing Premises, Third Amendment Additional Premises and Additional First Floor Premises) shall continue in full force and effect). Time is of the essence with respect to the time periods set forth in this Section. If Tenant does not provide the Second Termination Notice to Landlord within the five (5) day period required by this Section, then Tenant shall be deemed to have waived such termination right.

8. Base Rent.

8.1. Existing Premises. In addition to Base Rent for the Third Amendment Additional Premises, the Additional First Floor Premises and the Additional Second Floor Premises, Tenant shall pay to Landlord Base Rent for the Existing Premises during the Third Amendment Extension Term in the amounts set forth in the table below.

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
September 11, 2019 - September 10, 2020	39,781	$2.30 monthly	$91,496.30	$1,097,955.60
September 11, 2020 - September 10, 2021	39,781	$2.38 monthly	$94,678.78	$1,136,145.36

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8.2. Third Amendment Additional Premises. In addition to Base Rent for the Existing Premises, commencing as of the Third Amendment Additional Commencement Date and continuing through the remainder of the Term, Tenant shall pay to Landlord Base Rent for the Third Amendment Additional Premises in the amounts set forth in the table below (and subject to increases pursuant to Section 8.2(a) below).

Dates (as of the Third Amendment Additional Commencement Date)	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent		Annual Base Rent
Month 1 - Month 12	16,493	$2.10 monthly	$34,635.30	*	$415,623.60

*	Subject to the Third Amendment Additional Premises Base Rent Abatement (as defined below).

(a) Base Rent Adjustments. Base Rent for the Third Amendment Additional Premises shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent for the Third Amendment Additional Premises. The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Third Amendment Additional Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary throughout the remainder of the Term.

(b) Third Amendment Additional Premises Base Rent Abatement. Provided that Tenant is not then in default of the Lease (beyond any applicable cure period), then during the period commencing on the Third Amendment Additional Commencement Date and ending on the date that is the later of (a) September 10, 2016 and (b) the date that is one hundred two (102) days after the Third Amendment Additional Commencement Date (such period, the “Third Amendment Additional Premises Base Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent for the Third Amendment Additional Premises only (the “Third Amendment Additional Premises Base Rent Abatement”). Tenant acknowledges and agrees that the Third Amendment Additional Premises Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Third Amendment, and for agreeing to pay Rent and performing the terms and conditions otherwise required under the Lease. If Tenant shall be in default under the Lease (beyond any applicable cure period), then Tenant’s right to receive the Third Amendment Additional Premises Base Rent Abatement for the Third Amendment Additional Premises Base Rent Abatement Period shall automatically terminate as of the date of such default and Tenant shall immediately be obligated to begin paying Base Rent for the Third Amendment Additional Premises as of such date. The Third Amendment Additional Premises Base Rent Abatement shall be personal to the original Tenant and shall only apply to the extent that the original Tenant (and not any assignee, or any sublessee or other transferee of the original Tenant’s interest in this Lease) is the Tenant under the Lease during the Third Amendment Additional Premises Base Rent Abatement Period. Nothing in this Section shall work to abate or reduce Tenant’s obligations under the Lease with respect to all other Rent due to Landlord under the Lease (including, all Rent for the Existing Premises and, from and after the Additional First Floor Commencement Date, the Additional First Floor Premises, and all Additional Rent (including Tenant’s Op Ex Share of Operating Expenses and the Property Management Fee (calculated as if there was not any Third Amendment Additional Premises Base Rent Abatement)) for the Third Amendment Additional Premises).

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8.3. Additional First Floor Premises. In addition to Base Rent for the Existing Premises and the Third Amendment Additional Premises, commencing as of the Additional First Floor Commencement Date and continuing through the remainder of the Term, Tenant shall pay to Landlord Base Rent for the Additional First Floor Premises in the amounts set forth in the table below (and subject to increases pursuant to Section 8.3(a) below).

Dates (as of the Additional First Floor Commencement Date)	Square Feet of Rentable Area	Base Rent per Sauare Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Month 1 - Month 12	5,510	$2.10 monthly	$11,571.00	$138,852.00

(a) Base Rent Adjustments. Base Rent for the Additional First Floor Premises shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent for the Additional First Floor Premises. The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Third Amendment Additional Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary throughout the remainder of the Term.

8.4. Additional Second Floor Premises. In addition to Base Rent for the Existing Premises, the Third Amendment Additional Premises and the Additional First Floor Premises, commencing as of the Additional Second Floor Commencement Date and continuing through the remainder of the Term, Tenant shall pay to Landlord Base Rent for the Additional Second Floor Premises in the amounts set forth in the table below.

Dates (as of the Additional Second Floor Commencement Date)	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Month 1 - Month 12	10,716	$2.30 monthly	$24,646.80	$295,761.60
Month 13 - September 10, 2021	10,716	$2.38 monthly	$25,504.08	$306,048.96

9. Tenant’s Pro Rata Share. From and after the Third Amendment Additional Commencement Date until the Additional First Floor Commencement Date, Tenant’s Pro Rata

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Share of Building (and Tenant’s Op Ex Share) shall equal 77.62%. From and after the Additional First Floor Commencement Date until the Additional Second Floor Commencement Date, Tenant’s Pro Rata Share of Building (and Tenant’s Op Ex Share) shall equal 85.22%. From and after the Additional Second Floor Commencement Date and continuing through the remainder of the Term, Tenant’s Pro Rata Share of Building (and Tenant’s Op Ex Share) shall equal 100%.

10. Additional Rent.

10.1. Existing Premises. In addition to all Additional Rent for the Third Amendment Additional Premises, the Additional First Floor Premises and the Additional Second Floor Premises, Tenant shall, at all times during the Third Amendment Extension Term, continue to pay all Additional Rent (including Tenant’s Op Ex Share of Operating Expenses, the Property Management Fee and any other amounts set forth in the Lease) for the Existing Premises.

10.2. Third Amendment Additional Premises. In addition to all Additional Rent for the Existing Premises, commencing as of the Third Amendment Additional Commencement Date and continuing through the remainder of the Term with respect to the Third Amendment Additional Premises, Tenant shall pay to Landlord all Additional Rent (including Tenant’s Op Ex Share of Operating Expenses, the Property Management Fee and any other amounts set forth in the Lease) for the Third Amendment Additional Premises.

10.3. Additional First Floor Premises. In addition to all Additional Rent for the Existing Premises and the Third Amendment Additional Premises, commencing as of the Additional First Floor Commencement Date and continuing through the remainder of the Term with respect to the Additional First Floor Premises, Tenant shall pay to Landlord all Additional Rent (including Tenant’s Op Ex Share of Operating Expenses, the Property Management Fee and any other amounts set forth in the Lease) for the Additional First Floor Premises.

10.4. Additional Second Floor Premises. In addition to all Additional Rent for the Existing Premises, the Third Amendment Additional Premises and the Additional First Floor Premises, commencing as of the Additional Second Floor Commencement Date and continuing through the remainder of the Term with respect to the Additional Second Floor Premises, Tenant shall pay to Landlord all Additional Rent (including Tenant’s Op Ex Share of Operating Expenses, the Property Management Fee and any other amounts set forth in the Lease) for the Additional Second Floor Premises.

11. Third Amendment Tenant Improvements.

11.1. Tenant shall cause the work (the “Third Amendment Tenant Improvements”) described in the work letter attached hereto as Exhibit D (the “Third Amendment Work Letter”) to be constructed in the Premises pursuant to the Third Amendment Work Letter at a cost to Landlord not to exceed Three Hundred Thousand Dollars ($300,000) (the “Initial Third Amendment TI Allowance”); provided that, upon the occurrence of the Additional First Floor Commencement Date, the Initial Third Amendment TI Allowance shall be increased by Eighty Thousand Dollars ($80,000) (the “Additional Third Amendment TI Allowance”) for a total of

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Three Hundred Eighty Thousand Dollars ($380,000). Prior to the Additional First Floor Commencement Date, the term “Third Amendment TI Allowance” as used in this Third Amendment and the Third Amendment Work Letter means the Initial Third Amendment TI Allowance and may only be applied to the costs of Third Amendment Tenant Improvements within the Existing Premises or the Third Amendment Additional Premises. From and after the Additional First Floor Commencement Date, the term “Third Amendment TI Allowance” as used in this Third Amendment and the Third Amendment Work Letter means the Initial Third Amendment TI Allowance plus the Additional Third Amendment TI Allowance and may be applied to the costs of the Third Amendment Tenant Improvements within the Existing Premises, the Third Amendment Additional Premises or the Additional First Floor Premises. The Third Amendment TI Allowance may be applied to the costs of (m) construction, (n) project review by Landlord (which fee shall equal three percent (3%) of the cost of the Third Amendment Tenant Improvements, including the Third Amendment TI Allowance), (o) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Tenant, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Landlord, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Third Amendment Tenant Improvements, and (r) costs and expenses for labor, material, equipment and fixtures. In no event shall the Third Amendment TI Allowance be used for (v) the cost of work that is not authorized by the Approved Plans (as defined in the Third Amendment Work Letter) or otherwise approved in writing by Landlord, (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs resulting from any default by Tenant of its obligations under the Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

11.2. Notwithstanding anything in the Lease (including the Third Amendment Work Letter) to the contrary, Landlord shall have no obligation to fund any portion of the Initial Third Amendment TI Allowance unless and until the Third Amendment Additional Commencement Date has occurred and Landlord shall have no obligation to fund any portion of the Additional Third Amendment TI Allowance unless and until the Additional First Floor Commencement Date has occurred. Tenant shall have until the later of (a) the first (1st) annual anniversary of the Third Amendment Additional Commencement Date and (b) May 1, 2017 (the “Third Amendment TI Deadline”), to expend the unused portion of the Third Amendment TI Allowance, after which date Landlord’s obligation to fund such costs shall expire. In no event shall any unused Third Amendment TI Allowance entitle Tenant to a credit against Rent payable under the Lease. Tenant shall deliver to Landlord (y) a certificate of occupancy for the Third Amendment Additional Premises and the Additional First Floor Premises suitable for the Permitted Use and (z) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor.

11.3. Prior to entering upon the Third Amendment Additional Premises and the Additional First Floor Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 24 of the

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Lease are in effect (with respect to the Third Amendment Additional Premises or the Additional First Floor Premises, as applicable), and such entry shall be subject to all the terms and conditions of the Lease.

11.4. Landlord and Tenant shall mutually agree upon the selection of the architect, engineer, general contractor and major subcontractors, and Landlord and Tenant shall each participate in the review of the competitive bid process. Landlord may refuse to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony or may not have sufficient experience, in Landlord’s reasonable opinion, to perform work in an occupied Class “A” laboratory research building and in tenant-occupied lab areas.

11.5. Tenant shall pay all utility charges with respect to the Third Amendment Additional Premises, together with any fees, surcharges and taxes thereon for the period beginning on the Third Amendment Additional Commencement Date. Tenant shall pay all utility charges with respect to the Additional First Floor Premises, together with any fees, surcharges and taxes thereon for the period beginning on the Additional First Floor Commencement Date. Tenant shall pay all utility charges with respect to the Additional Second Floor Premises, together with any fees, surcharges and taxes thereon for the period beginning on the Additional Second Floor Commencement Date.

12. Repair and Maintenance. Notwithstanding anything to the contrary set forth in Section 19.1 of the Lease, commencing as of September 11, 2016 and continuing through the remainder of the Term, Tenant, at its sole cost and expense, shall (a) repair, maintain and, if necessary, replace all heating, ventilating and air conditioning systems that exclusively serve any laboratory and/or server room portions of the Premises (the “Exclusive HVAC”) and (b) keep the Exclusive HVAC in good condition and in a manner consistent with the Permitted Use. In addition, Tenant shall, within ten (10) days after receipt of written notice from Landlord, provide to Landlord any maintenance records of the Exclusive HVAC that Landlord reasonably requests. In the event that Tenant timely fails to make a repair or replacement or perform maintenance that is Tenant’s obligation pursuant to this Lease, Landlord may (but shall have no obligation to) notify Tenant of such failure and, if Tenant does not make the repair or perform the maintenance within twenty (20) days after Tenant’s receipt of such notice, Landlord may (but shall have no obligation to) perform the repair, replacement or maintenance and Tenant shall reimburse Landlord for its out-of-pocket costs for performing the same as Additional Rent. All repairs made by Tenant shall be at least equal in quality to the original work, and shall be made only by a licensed, bonded contractor approved in advance by Landlord. Landlord may impose reasonable restrictions and requirements with respect to such repairs. Tenant shall not take or omit to take any action, the taking or omission of which shall cause waste, damage or injury to the Premises. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any and all Claims arising out of the failure of Tenant or Tenant’s Agents to perform the covenants contained in this paragraph. “Tenant’s Agents” shall be defined to include Tenant’s officers, employees, agents, contractors, invitees, customers and subcontractors. Nothing herein shall limit Landlord’s rights under Article 32 of the Lease. Notwithstanding anything to the contrary in the Lease, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services in connection with the Exclusive HVAC.

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13. Option to Extend Term.

13.1. Effective as of the Third Amendment Additional Commencement Date, the first (1st) sentence of Article 42 of the Existing Lease is hereby deleted in its entirety and replaced with the following:

“Tenant shall have one (1) option (an “Option”) to extend the Term by five (5) years as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions.”

13.2. Effective as of the Third Amendment Additional Commencement Date, the first (1st) sentence of Section 42.1 of the Existing Lease is hereby deleted in its entirety and replaced with the following:

“Base Rent at the commencement of the Option term shall equal the greater of (a) one hundred three percent (103%) of the then-current Base Rent and (b) the then-current fair market value for comparable office, research and development and laboratory space in the Fremont/Newark market of comparable age, quality, level of finish and proximity to amenities and public transit, and containing the systems and improvements present in the Premises as of the date that Tenant gives Landlord written notice of Tenant’s election to exercise the Option (“FMV”), and shall be further increased on each annual anniversary of the Option term commencement date by three percent (3%).”

14. Right of First Refusal. Effective as of the Third Amendment Additional Commencement Date, Article 43 of the Existing Lease is hereby deleted in its entirety and shall be of no further force or effect.

15. Generator. Notwithstanding anything in Section 17.7(c) of the Existing Lease to the contrary, (a) Landlord and Tenant acknowledge that, as of the Execution Date, a back-up generator is connected to the Premises’ emergency electrical panel (the “Generator”) and (b) Tenant shall be entitled to use up to its proportionate share (after deducting any power from the Generator required for the Common Area) of power from the Generator on a non-exclusive basis with other tenants in the Building. The cost of maintaining, repairing and replacing the Generator shall constitute Operating Expenses. Landlord expressly disclaims any warranties with regard to the Generator or the installation thereof, including any warranty of merchantability or fitness for a particular purpose. Landlord shall maintain the Generator in good working condition, but shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need for such repairs or maintenance. The first (1st) two (2) sentences of Section 17.2 of the Existing Lease shall apply to the Generator.

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16. Security Deposit. On or before the Execution Date, Tenant shall deposit with Landlord an amount equal to Forty-Four Thousand One Hundred Eighty-Four Dollars ($44,184) as an increase to the required Security Deposit under the Lease (“Third Amendment Increased Security Deposit Amount”). From and after the Execution Date, the required Security Deposit under the Lease shall be increased by the Third Amendment Increased Security Deposit Amount. If the Lease with respect to the Contingent Provisions only terminates in accordance with Article 3, then Landlord shall return any remaining portion of the Third Amendment Increased Security Deposit Amount in accordance with Article 12 of the Lease and the required Security Deposit under the Lease shall revert to the amount required prior to execution of this Third Amendment.

17. Governmental Authority. As used in the Lease, the term “Governmental Authority” means any federal, state, regional, local or municipal governmental authority, agency or subdivision.

18. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Third Amendment, other than Savills Studley, Inc. (“Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Parties for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of this Third Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.

19. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

20. Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Ardelyx, Inc.

34175 Ardenwood Blvd.

Fremont, California 94555

Attn: Director of Facilities

With a copy to:

Ardelyx, Inc.

34175 Ardenwood Blvd.

Fremont, California 94555

Attn: General Counsel

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21. Effect of Amendment. Except as modified by this Third Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Third Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

22. Successors and Assigns. Each of the covenants, conditions and agreements contained in this Third Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.

23. Miscellaneous. This Third Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Third Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

24. Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Third Amendment have the power, authority and legal capacity to sign this Third Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

25. Counterparts; Facsimile and PDF Signatures. This Third Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Third Amendment shall be equivalent to, and have the same force and effect as, an original signature.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the date and year first above written.

LANDLORD:

34175 ARDENWOOD VENTURE, LLC, a Delaware limited liability company

By:	/s/ Marie Lewis
Name:	Marie Lewis
Title:	VP, Real Estate Legal

TENANT:

ARDELYX INC., a Delaware corporation

By:	/s/ Michael Raab
Name:	Michael Raab
Title:	CEO

EXHIBIT A

THIRD AMENDMENT ADDITIONAL PREMISES

Note: The space depicted above is located on the first (1st) floor of the Building

EXHIBIT B

ADDITIONAL FIRST FLOOR PREMISES

Note: The space depicted above is located on the first (1st) floor of the Building

EXHIBIT C

ADDITIONAL SECOND FLOOR PREMISES

Note: The space depicted above is located on the second (2nd) floor of the Building

EXHIBIT D

THIRD AMENDMENT WORK LETTER

This Third Amendment Work Letter (this “Third Amendment Work Letter”) is made and entered into as of the 28th day of April, 2016, by and between 34175 ARDENWOOD VENTURE, LLC, a Delaware limited liability company (“Landlord”), and ARDELYX, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Third Amendment to Lease dated as of April 28, 2016 (the “Third Amendment”), by and between Landlord and Tenant for the Premises located at 34175 Ardenwood Boulevard in Fremont, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Third Amendment.

1. General Requirements.

1.1. Authorized Representatives.

(a) Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Joel Leong as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Third Amendment Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Third Amendment Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b) Tenant designates Chris Brey and Jeff Jacobs (each a “Tenant’s Authorized Representative”) as the persons authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Third Amendment Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by any one (1) Tenant’s Authorized Representative. Tenant may change either Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord. Tenant acknowledges that it has provided two (2) Tenant’s Authorized Representatives for convenience only and that Landlord shall be entitled to rely on approvals, directives or other information provided by either Tenant’s Authorized Representative and, further, any communication (including any submittals, approvals and other notifications contemplated under this Third Amendment Work Letter) with or from one (1) Tenant’s Authorized Representative shall be deemed communication with or from both.

1.2. Schedule. The schedule for design and development of the Third Amendment Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the “Schedule”). Tenant shall prepare the Schedule so that it is a reasonable schedule for the completion of the Third Amendment Tenant Improvements. The Schedule shall clearly identify all activities requiring Landlord participation, including specific dates and time periods when Tenant’s contractor will require access to areas of the Project outside of the Premises. As soon as the Schedule is completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Schedule shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If Landlord disapproves the Schedule, then Landlord shall notify Tenant in writing of its objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule. The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Third Amendment Work Letter.

1.3. Tenant’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Third Amendment Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Landlord may refuse to use any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony or may not have sufficient experience, in Landlord’s reasonable opinion, to perform work in an occupied Class “A” laboratory research building and in tenant-occupied lab areas. All Tenant contracts related to the Third Amendment Tenant Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the Third Amendment Tenant Improvements to Landlord at any time.

2. Third Amendment Tenant Improvements. All Third Amendment Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the Third Amendment TI Allowance) and in accordance with the Approved Plans (as defined below), the Lease and this Third Amendment Work Letter. To the extent that the total projected cost of the Third Amendment Tenant Improvements (as projected by Landlord) exceeds the Third Amendment TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Third Amendment Tenant Improvements on a pari passu basis with Landlord as such costs become due, in the proportion of Excess TI Costs payable by Tenant to the Third Amendment TI Allowance payable by Landlord; provided that, regardless of whether there are Excess TI Costs, Tenant may elect to pay all costs of the Third Amendment Tenant Improvements itself and then, upon completion (as defined in Section 3) of the Third Amendment Tenant Improvements, seek reimbursement from Landlord for the Third Amendment TI Allowance payable by Landlord (in accordance with the Third Amendment and this Third Amendment Work Letter), as set forth and in accordance with Section 6.3. If the cost of the Third Amendment Tenant Improvements (as projected by Landlord) increases over Landlord’s initial projection, then Landlord may notify Tenant and Tenant’s pari passu share of the costs of the Third Amendment Tenant Improvements shall increase accordingly. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Third Amendment Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Tenant or its contractors as the Third Amendment Tenant Improvements shall be new or “like new;” the Third Amendment Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the Third Amendment Tenant Improvements shall be of a nature and character not less than the Building Standard. Tenant shall take, and shall require its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Third Amendment Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage. All Third Amendment Tenant Improvements shall be performed in accordance with Article 18 of the Lease; provided that, notwithstanding anything in the Lease or this Third Amendment Work Letter to the contrary, in the event of a conflict between this Third Amendment Work Letter and Article 18 of the Lease, the terms of this Third Amendment Work Letter shall govern.

2.1. Work Plans. Tenant shall prepare and submit to Landlord for approval schematics covering the Third Amendment Tenant Improvements prepared in conformity with the applicable provisions of this Third Amendment Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request. Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Schematic Plans whether Landlord approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If Landlord reasonably objects to the Draft Schematic Plans, then Tenant shall revise the Draft Schematic Plans and cause Landlord’s objections to be remedied in the revised Draft Schematic Plans. Tenant shall then resubmit the revised Draft Schematic Plans to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord’s approval of or objection to revised Draft Schematic Plans and Tenant’s correction of the same shall be in accordance with this Section until Landlord has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Approved Schematic Plans.”

2.2. Construction Plans. Tenant shall prepare final plans and specifications for the Third Amendment Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. All such Construction Plans shall be submitted by Tenant to Landlord in electronic .pdf, CADD and full-size hard copy formats, and shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If the Construction Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing of its objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all changeorders specifically permitted by this Third Amendment Work Letter, are referred to herein as the “Approved Plans.”

2.3. Changes to the Third Amendment Tenant Improvements. Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Third Amendment Work Letter.

(a) Change Request. Either Landlord or Tenant may request Changes after Landlord approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Third Amendment Tenant Improvements as a result of such Change. Change Requests shall be signed by the requesting party’s Authorized Representative.

(b) Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

2.4. Preparation of Estimates. Tenant shall, before proceeding with any Change, using its best efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Change Request to Landlord or receipt of a Change Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate of such Change’s effects on the Schedule. Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant-initiated Change Request, approve or reject such Change Request in writing, or (b) in the case of a Landlord-initiated Change Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-initiated Change Request.

2.5. Quality Control Program; Coordination. Tenant shall provide Landlord with information regarding the following (together, the “OCP”): (a) Tenant’s general contractor’s quality control program and (b) evidence of subsequent monitoring and action plans. The QCP shall be subject to Landlord’s reasonable review and approval and shall specifically address the Third Amendment Tenant Improvements. Tenant shall ensure that the QCP is regularly implemented on a scheduled basis and shall provide Landlord with reasonable prior notice and access to attend all inspections and meetings between Tenant and its general contractor. At the conclusion of the Third Amendment Tenant Improvements, Tenant shall deliver the quality control log to Landlord, which shall include all records of quality control meetings and testingand of inspections held in the field, including inspections relating to concrete, steel roofing, piping pressure testing and system commissioning.

3. Completion of Third Amendment Tenant Improvements. Tenant, at its sole cost and expense (except for the Third Amendment TI Allowance), shall perform and complete the Third Amendment Tenant Improvements in all respects (a) in substantial conformance with the Approved Plans, (b) otherwise in compliance with provisions of the Lease and this Third Amendment Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises. The Third Amendment Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (t) evidence satisfactory to Landlord that (i) all Third Amendment Tenant Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form acceptable to Landlord and complying with Applicable Laws, and a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor, together with a statutory notice of substantial completion from the general contractor), (ii) all Third Amendment Tenant Improvements have been accepted by Landlord, (iii) any and all liens related to the Third Amendment Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to the Third Amendment Tenant Improvements are outstanding, (u) all certifications and approvals with respect to the Third Amendment Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises (including a certificate of occupancy for the Premises for the Permitted Use), (v) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (w) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in accordance with the Approved Plans, (x) complete “as built” drawing print sets, project specifications and shop drawings and electronic CADD files on disc (showing the Third Amendment Tenant Improvements as an overlay on the Building “as built” plans (provided that Landlord provides the Building “as-built” plans provided to Tenant) of all contract documents for work performed by their architect and engineers in relation to the Third Amendment Tenant Improvements, (y) a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems (which report Landlord may hire a licensed, qualified commissioning agent to peer review, and whose reasonable recommendations Tenant’s commissioning agent shall perform and incorporate into a revised report) and (z) such other “close out” materials as Landlord reasonably requests consistent with Landlord’s own requirements for its contractors, such as copies of manufacturers’ warranties, operation and maintenance manuals and the like.

4. Insurance.

4.1. Property Insurance. At all times during the period beginning with commencement of construction of the Third Amendment Tenant Improvements and ending with final completion of the Third Amendment Tenant Improvements, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), property insurance insuring Landlord and the Landlord Parties, as their interests may appear. Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Third Amendment Tenant Improvements and the general contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, the Third Amendment Tenant Improvements or any temporary structures on the Premises, or is adjacent thereto; provided that, for the avoidance of doubt, insurance coverage with respect to the general contractor’s and any subcontractors’ machinery, tools and equipment shall be carried on a primary basis by such general contractor or the applicable subcontractor(s). Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance. Such property insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and the Landlord Parties, and shall name Landlord and its affiliates as loss payees as their interests may appear.

4.2. Workers’ Compensation Insurance. At all times during the period of construction of the Third Amendment Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.

5. Liability. Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Third Amendment Tenant Improvements. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Parties harmless from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Third Amendment Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s negligence or willful misconduct. Any deficiency in design or construction of the Third Amendment Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

6. Third Amendment TI Allowance.

6.1. Application of TI Allowance. Landlord shall contribute the Third Amendment TI Allowance toward the costs and expenses incurred in connection with the performance of the Third Amendment Tenant Improvements, in accordance with Article 11 of the Third Amendment. If the entire Third Amendment TI Allowance is not applied toward or reserved for the costs of the Third Amendment Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the Third Amendment TI Allowance. Tenant may apply the Third Amendment TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Lease.

6.2. Approval of Budget for the Third Amendment Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Third Amendment Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the Third Amendment TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Third Amendment Tenant Improvements (the “Approved Budget”). Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Third Amendment Tenant Improvements as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the Third Amendment Tenant Improvements that exceed the amount of the Third Amendment TI Allowance. Landlord shall not unreasonably withhold, condition or delay its approval of any budget for Third Amendment Tenant Improvements that is proposed by Tenant.

6.3. Fund Requests. Upon submission by Tenant to Landlord of (a) a statement (a “Fund Request”) setting forth the total amount of the Third Amendment TI Allowance requested, (b) a summary of the Third Amendment Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the Third Amendment TI Allowance then being requested, (d) unconditional lien releases from the general contractor and each subcontractor and material supplier with respect to previous payments made by either Landlord or Tenant for the Third Amendment Tenant Improvements in a form acceptable to Landlord and complying with Applicable Laws and (e) conditional lien releases from the general contractor and each subcontractor and material supplier with respect to the Third Amendment Tenant Improvements performed that correspond to the Fund Request each in a form acceptable to Landlord and complying with Applicable Laws, then Landlord shall, within thirty (30) days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section, either (y) pay to the applicable contractors, subcontractors and material suppliers or (z) reimburse Tenant (for payments made by Tenant to such contractors, subcontractors or material suppliers either prior to Landlord’s approval of the Approved Budget or as a result of Tenant’s decision to pay for the Third Amendment Tenant Improvements itself and then, upon completion (as defined in Section 3) of the Third Amendment Tenant Improvements, seek reimbursement from Landlord in accordance with the Third Amendment and this Third Amendment Work Letter), the amount of Third Amendment Tenant Improvement costs set forth in such Fund Request or Landlord’s pari passu share thereof if Excess TI Costs exist; provided, however, that Landlord shall not be obligated to make any payments under this Section until the budget for the Third Amendment Tenant Improvements is approved in accordance with Section 6.2, and any Fund Request under this Section shall be subject to the payment limits set forth in Section 6.2 above and Article 11 of the Third Amendment. Notwithstanding anything in this Section to the contrary, Tenant shall not submit a Fund Request more often than every thirty (30) days. Any additional Fund Requests submitted by Tenant shall be void and of no force or effect.

6.4. Accrual Information. In addition to the other requirements of this Article 6, Tenant shall, no later than the second (2nd) business day of each month until the Third Amendment Tenant Improvements are complete, provide Landlord with an estimate of (a) the percentage of design and other soft cost work that has been completed, (b) design and other soft costs spent through the end of the previous month, both from commencement of the Third Amendment Tenant Improvements and solely for the previous month, (c) the percentage of construction and other hard cost work that has been completed, (d) construction and other hard costs spent through the end of the previous month, both from commencement of the Third Amendment Tenant Improvements and solely for the previous month, and (e) the date of substantial completion of the Third Amendment Tenant Improvements.

7. Miscellaneous.

7.1. Incorporation of Lease Provisions. Sections 41.3 through 41.10 and Sections 41.12 through 41.18 of the Lease are incorporated into this Third Amendment Work Letter by reference, and shall apply to this Third Amendment Work Letter in the same way that they apply to the Lease.

7.2. General. Except as otherwise set forth in the Lease or this Third Amendment Work Letter, this Third Amendment Work Letter shall not apply to improvements performed in any additional premises added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such additional premises are to be delivered to Tenant in the same condition as the initial Premises.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment Work Letter to be effective on the date first above written.

LANDLORD:

34175 ARDENWOOD VENTURE, LLC, a Delaware limited liability company

By:	/s/ Marie Lewis
Name:	Marie Lewis
Title:	VP, Real Estate Legal

TENANT:

ARDELYX INC., a Delaware corporation

By:	/s/ Michael Raab
Name:	Michael Raab
Title:	CEO

EXHIBIT E

ACKNOWLEDGEMENT OF THIRD AMENDMENT ADDITIONAL

COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF THIRD AMENDMENT ADDITIONAL COMMENCEMENT DATE is entered into as of [[ ● ]], 20[[ ● ]], with reference to that certain Third Amendment to Lease (the “Third Amendment”) dated as of April 28, 2016, by ARDELYX, INC., a Delaware corporation (“Tenant”), in favor of 34175 ARDEN WOOD VENTURE, LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.	Tenant accepted possession of the [Third Amendment Additional Premises] [OR] [Additional First Floor Premises] [OR] [Additional Second Floor Premises] for construction of improvements or the installation of personal or other property on [[ ● ]], 20[[ ● ]], and for use in accordance with the Permitted Use on [[ ● ]], 20[[ ● ]]. Tenant first occupied the [Third Amendment Additional Premises] [OR] [Additional First Floor Premises][OR][Additional Second Floor Premises] for the Permitted Use on [[ ● ]], 20[[ ● ]].

2.	The [Third Amendment Additional Premises] [OR] [Additional First Floor Premises] [OR] [Additional Second Floor Premises] are in good order, condition and repair.

3.	All conditions of the Third Amendment to be performed by Landlord as a condition to the full effectiveness of the Third Amendment have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the [Third Amendment Additional Premises] [OR][Additional First Floor Premises] [OR] [Additional Second Floor Premises].

4.	In accordance with the provisions of Section [5.1][OR][6.1][OR][7.1] of the Third Amendment, the [Third Amendment Additional] [OR] [Additional First Floor] [OR] [Additional Second Floor] Commencement Date is [[ ● ]], 20[[ ● ]].

5.	The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises.

6.	Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

7.	The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease with respect to the [Third Amendment Additional Premises] [OR][Additional First Floor Premises][OR][Additional Second Floor Premises] commenced to accrue on [[ ● ]], 20[[ ● ]], with Base Rent for the [Third Amendment Additional Premises] [OR] [Additional First Floor Premises][OR][Additional Second Floor Premises] payable on the dates and amounts set forth in the chart below [(and subject to increases pursuant to Section 8.2(a) of the Third Amendment)][OR][(and subject to increases pursuant to Section 8.3(a) of the Third Amendment)][OR][WITH RESPECT TO THE ADDITIONAL SECOND FLOOR PREMISES, THESE BRACKETS GET DELETED BECAUSE THE CHART SHOWS THE ANNUAL BUMPS]:

Dates las of the Third Amendment Additional Commencement Date)	Somare Feet of Rentable Area	Base Rent per Sauare Foot of Rentable Area	Monthly Base Rent		Annual Base Rent
Month 1 - Month 12	16,493	$2.10 monthly	$34,635.30	*	$415,623.60

*	Subject to the Third Amendment Additional Premises Base Rent Abatement (as defined in Section 4.4 of the Third Amendment).

OR

Dates (as of the Additional First Floor Commencement Date)	Sauare Feet of Rentable Area	Base Rent ner Sauare Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Month 1 - Month 12	5,510	$2.10 monthly	$11,571.00	$138,852.00

OR

Dates (as of the Additional Second Floor Commencement Date)	Sauare Feet of Rentable Area	Base Rent per Sauare Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Month 1 - Month 12	10,716	$2.30 monthly	$24,646.80	$295,761.60
Month 13 - September 10, 2021	10,716	$2.38 monthly	$25,504.08	$306,048.96

8. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Third Amendment Additional Commencement Date as of the date first written above.

TENANT:

ARDELYX INC., a Delaware corporation

By:
Name:
Title:

E-4